                                                           Page 106 of 117 Pages

                                   EXHIBIT E
                                   ---------

                    WAIVER, CONSENT AND AMENDMENT AGREEMENT


      THIS WAIVER, CONSENT AND AMENDMENT AGREEMENT ("Agreement") is made as of May 30, 1997, by and between Ascent Pediatrics, Inc. (the "Company"), Triumph-Connecticut Limited Partnership (the "Principal Purchaser"), and the other purchasers listed on the signature pages hereto (the "Other Purchasers").

      WHEREAS, pursuant to a Securities Purchase Agreement dated as of January 31, 1997 (the "Purchase Agreement") among the Company, the Principal Purchaser and certain of the Other Purchasers (i) the Company issued and sold to the Principal Purchaser and certain of the Other Purchasers at the First Closing (as such term is defined in the Purchase Agreement) $2,000,000 aggregate principal amount of the Company's Subordinated Secured Notes due December 31, 2002 and Series A Warrants to purchase in the aggregate 264,036 shares of the Company's Common Stock; and (ii) the Company agreed to issue and sell to the Principal Purchaser and certain of the Other Purchasers, and the Principal Purchaser and certain of the Other Purchasers agreed to purchase from the Company, at the Second Closing (as such term is defined in the Purchase Agreement) an additional $5,000,000 aggregate principal amount of the Company's Subordinated Secured Notes due December 31, 2002, additional Series A Warrants to purchase in the aggregate 396,054 shares of the Company's Common Stock, and Series B Warrants to purchase in the aggregate 256,702 shares of the Company's Common Stock; and

      WHEREAS, pursuant to a Waiver and Amendment dated as of March 13, 1997 among the Company, the Principal Purchaser and certain of the Other Purchasers, the parties to the Purchase Agreement agreed to waive Section 3.1(l)(ii) of the Purchase Agreement and to modify Section 3.1(q) of the Purchase Agreement to provide for the Second Closing to occur after or contemporaneous with either (i) the receipt by the Company of the Primsol Solution FDA Approval (as such term is defined in the Purchase Agreement), or (ii) the closing of a Qualified Public Offering (as such term is defined in the Purchase Agreement); and

      WHEREAS, pursuant to an Assignment, Assumption and Consent Agreement dated as of April 29, 1997 among the Principal Purchaser, Jeffrey F. Lick (the "New Purchaser") and the Company, the Principal Purchaser sold and assigned to the New Purchaser, and the New Purchaser purchased and assumed from the Principal Purchaser, a 0.33898305% interest in and to all rights and interests of the Principal Purchaser under the Purchase Agreement, and the New Purchaser became one of the "Purchasers" as such term is defined in the Purchase Agreement; and

      WHEREAS, the Company has informed the Purchasers that it intends to consummate a Qualified Public Offering on or about June 4, 1997, and in connection with such Qualified Public Offering, on May 27, 1997 the Company amended its Charter Documents to effectuate a 0.85-for-one reverse split of the Company's Common Stock; and

                                                           Page 107 of 117 Pages

      WHEREAS, Subsection 2.2 of the Purchase Agreement provides for the Company to give the Purchasers thirty (30) days prior written notice of the proposed Second Closing; and

      WHEREAS, Subsection 3.1(o) of the Purchase Agreement provides as a condition to the Second Closing that the Company's Charter Documents (as such term is defined in the Purchase Agreement) shall not have been modified or amended since the date of execution of the Purchase Agreement; and

      WHEREAS, there exists a potential conflict in the notice requirements of Subsections 6.5 and 6.8 of the Purchase Agreement.

      NOW THEREFORE, in contemplation of the Second Closing, for good and valuable consideration, the Company and the Purchasers hereby expressly agree to the following waivers, consents and modifications to the Purchase Agreement:

      1. The Purchasers hereby consent to the amendment of the Company's Charter Documents to effectuate the 0.85-for-one reverse split of the Company's Common Stock, and waive Subsection 3.1(o) of the Purchase Agreement to the extent that such Subsection prohibits such an amendment of the Company's Charter Documents prior to the Second Closing.

      2. The Purchasers hereby waive the provision in Subsection 2.2 of the Purchase Agreement that requires the Company to give the Purchasers thirty (30) days prior written notice of the proposed Second Closing, and subject to the satisfaction by the Company of all conditions precedent set forth in Subsections
3.1 and 3.2 of the Purchase Agreement, the Company and the Purchasers agree that the Second Closing shall take place on June 4, 1997, immediately following the consummation of the Qualified Public Offering.

      3. The Company and the Purchasers hereby agree that Subsection 6.5 of the Purchase Agreement be, and it hereby is, amended to replace Subsection 6.5 in its entirety with the following new Subsection 6.5:

                   " 6.5.  Optional Redemption.  The Company may at any time and
                           -------------------
      from time to time redeem the then outstanding principal amount of the Notes, in whole or in part (provided that any partial redemption shall be in an aggregate principal amount of at least $500,000 or integral multiples of $500,000 in excess thereof, and shall be allocated among all of the Notes outstanding, pro rata, in the same proportion as the outstanding principal amount of each Note bears to the aggregate outstanding principal amount of all Notes), at a redemption price equal to 100% of the principal amount of Notes to be redeemed, by giving written notice of redemption to all holders of the Notes not less than 30 days and not more than 60 days prior to the Redemption Date, specifying (i) the aggregate principal amount of all Notes to be redeemed, (ii) the principal amount of Notes held by each holder to be redeemed, (iii) the Redemption Date, and (iv) the accrued and unpaid interest (as of the Redemption Date) applicable to the Notes to be

                                                           Page 108 of 117 Pages

      redeemed. Notice of redemption having been so given, the aggregate principal amount of Notes so specified in such notice and all accrued and unpaid interest to the Redemption Date applicable to the Notes to be redeemed, shall become due and payable on the Redemption Date; provided
                                                                     --------
      that upon receipt of any such written notice of redemption, each holder of Notes shall have 20 days to elect to exercise its rights under Subsection
      6.8 of this Agreement to convert into shares of Common Stock all or a portion of the principal amount of Notes held by such holder that are the subject of the Company's proposed redemption. To the extent any holder of Notes shall elect to exercise its rights under Subsection 6.8 within such 20 day period to convert into Common Stock all or any portion of the principal amount of Notes held by such holder that are the subject of the Company's proposed redemption, that portion of the principal amount of Notes which such holder has elected to convert shall not be subject to the Company's proposed redemption. To the extent any holder of Notes does not elect to exercise its rights under Subsection 6.8 within such 20 day period to convert into shares of Common Stock any of the Notes held by such holder that are the subject of the Company's proposed redemption, such holder shall be deemed to have waived its rights under Subsection 6.8 to convert into shares of Common Stock those Notes held by such holder that are the subject of the Company's proposed redemption. No redemption of the Notes pursuant to this Subsection 6.5 shall relieve the Company from its obligation under Subsection 2.2 of this Agreement to issue and sell to the Purchasers the Notes and Warrants to be issued and sold to the Purchasers at the Second Closing. In connection with any such redemption (or, if applicable, conversion), the holders of Notes shall deliver the Notes to the Company, and, in connection with holders whose Notes are redeemed (or, if applicable, converted) only in part, the Company (at the Company's expense) shall execute, authenticate and deliver to such holders new Notes equal in principal amount to the unredeemed (and unconverted) portion of the Notes surrendered."

      4. The Company and the Purchasers hereby agree that Subsection 6.8 of the Purchase Agreement be, and it hereby is, amended to replace paragraphs (a) and (b) of Subsection 6.8 with the following new paragraphs (a) and (b):

                   "(a) Subject to the provisions of Subsections 6.5 and 6.7(b) of this Agreement, if there occurs a Qualified Public Offering, each holder of Notes shall have the right, at any time and from time to time until the date which is two years after the Qualified Public Offering Date, to cause the Company to convert the Notes held by such holder, in whole or in part, into such number of shares of Common Stock as shall equal the quotient of (i) the aggregate principal amount of the Notes tendered for conversion divided by (ii) the Initial Qualified Public Offering Price. Any partial conversion of any holder's Notes shall be in a principal amount of not less than the lesser of 25% of the principal amount of each such holder's Notes or $250,000.

                                                           Page 109 of 117 Pages

                   (b) Subject to the provisions of Subsections 6.5 and 6.7(b) of this Agreement, each holder of Notes electing to have all or any portion of its Notes converted into Common Stock pursuant to this Subsection 6.8 will be required to deliver to the Company, at its principal office, at least thirty (30) days prior to the date of conversion, a written notice of conversion specifying (i) the principal amount of Notes such holder elects to have converted, (ii) the name or names in which such holder desires the certificate or certificates for Common Stock to be issued, and (iii) the address to which such holder desires delivery to be made of such new certificates for Common Stock to be issued upon such conversion. On the date of conversion, the Company shall issue and deliver to such holder or its designee, by hand delivery, by courier or by first class mail (postage prepaid), at the address designated by such holder, certificates for the number of shares of Common Stock to which such holder shall be entitled as a result of the conversion of its Notes, and upon receipt by the such holder of such certificates for shares of Common Stock, such holder shall deliver such Notes to the Company for cancellation. In connection with any holder whose Notes are converted into Common Stock only in part, the Company shall execute, authenticate and deliver to such holder new Notes equal in principal amount to the unconverted portion of the Notes surrendered. The issuance of certificates for Common Stock upon conversion of Notes shall be made without charge to the holders of the Notes for any issuance tax in respect thereof or other costs incurred by the Company in connection with such conversion and the related issuance of such Common Stock."

      5. The Company and the Purchasers agree that in accordance with the terms of the Series A Warrants and the Series B Warrants, effective as of May 27, 1997, the numbers of shares of Common Stock purchasable upon the exercise of the Series A Warrants and the Series B Warrants, and the purchase prices for such shares shall be deemed adjusted to give effect to the 0.85-for-one reverse split of the Company's Common Stock as follows: (i) the aggregate number of shares of Common Stock purchasable upon exercise of all Series A Warrants issued at the First Closing shall be adjusted from 264,036 shares of pre-split Common Stock to 224,429 shares of post-split Common Stock; (ii) the aggregate number of shares of Common Stock purchasable upon exercise of all Series A Warrants to be issued at the Second Closing shall be adjusted from 396,054 shares of pre-split Common Stock to 336,644 shares of post-split Common Stock; (iii) the aggregate number of shares of Common Stock purchasable upon exercise of all Series B Warrants to be issued at the Second Closing shall be adjusted from 256,702 shares of pre-split Common Stock to 218,195 shares of post-split Common Stock;
(iv) the purchase price payable upon exercise of the Series A Warrants shall be adjusted from $.01 per share of pre-split Common Stock to $.01 per share of post-split Common Stock; and (v) the purchase price payable upon exercise of the Series B Warrants shall be adjusted from $4.50 per share of pre-split Common Stock to $5.29 per share of post-split Common Stock. Accordingly, at the Second Closing, the Company shall issue to each Purchaser: (i) a Series A Warrant Certificate dated the date of the Second Closing for the purchase, at an exercise price of $.01 per

                                                           Page 110 of 117 Pages

share, of the number of shares of post-split Common Stock of the Company specified opposite such Purchaser's name on the signature page hereto under the heading "Shares of Common Stock issuable upon exercise of Series A Warrants to be issued to Purchaser at Second Closing"; and (ii) a Series B Warrant Certificate dated the date of the Second Closing for the purchase, at an exercise price of $5.29 per share, of the number of shares of post-split Common Stock of the Company specified opposite such Purchaser's name on the signature page hereto under the heading "Shares of Common Stock issuable upon exercise of Series B Warrants to be issued to Purchaser at Second Closing". In addition, at the request of each Purchaser, the Company shall deliver to such Purchaser a new post-split Series A Warrant Certificate dated the date of the First Closing for the purchase, at an exercise price of $.01 per share, of the number of shares of post-split Common Stock of the Company specified opposite such Purchaser's name on the signature page hereto under the heading "Shares of Common Stock issuable upon exercise of Series A Warrants held by Purchaser as of 5/30/97", against delivery by such Purchaser of the original pre-split Series A Warrant Certificate held by such Purchaser.

      6. Pursuant to Subsection 6.7(a) of the Purchase Agreement, within thirty days after the consummation of the Qualified Public Offering, the Company must either (i) redeem all of the Notes or (ii) convert all of the Notes into Converted Notes (as such term is defined in the Purchase Agreement). The Company has informed the Purchasers that the Company does not intend to redeem the Notes following the consummation of its Qualified Public Offering. Accordingly, the Company and the Purchasers agree that: (i) in lieu of the $5,000,000 aggregate principal amount of Notes to be issued and sold to the Purchasers at the Second Closing, the Company shall issue and sell to the Purchasers on the Second Closing Date $5,000,000 aggregate principal amount of Converted Notes; and (ii) in exchange for the $2,000,000 aggregate principal amount of Notes currently held by the Purchasers, the Company shall issue to the Purchasers on the Second Closing Date $2,000,000 aggregate principal amount of Converted Notes. The principal amount of Converted Notes to be issued to each Purchaser on the Second Closing Date shall be as set forth on the signature pages hereto, and the terms of the Converted Notes shall be as follows: (a) the Converted Notes shall have a Stated Maturity (as such term is defined in the Purchase Agreement) of September 2, 1999; (b) the principal of the Converted Notes shall be due payable in eight equal quarterly installments commencing on December 2, 1997 and continuing on the 2nd day of each March, June, September and December thereafter with a final installment due and payable on September 2, 1999; (c) the Converted Notes shall bear interest on the unpaid principal balance thereof from September 2, 1997 through their Stated Maturity at the Applicable Converted Note Rate (as such term is defined in the Purchase Agreement); and (d) interest on the unpaid principal amount of the Converted Notes shall be payable quarterly in arrears commencing on December 2, 1997 and continuing on the 2nd day of each March, June, September and December thereafter, and upon any other payment of any principal amount of the Converted Notes.

                                                           Page 111 of 117 Pages

      7. The Company and the Purchasers hereby further agree that the term "Registrable Shares" as defined in Section 13 of the Purchase Agreement be, and it hereby is, amended to replace such definition in its entirety with the following new definition:

                   "Registrable Shares" means (i) the shares of Common Stock issued or issuable upon exercise or conversion of any share of the Preferred Stock, any of the Series D Common Warrants, the Series E Common Warrants, the Series F Common Warrants or the Warrants, (ii) the shares of Common Stock issued or issuable upon the purchase by any holder of Warrants pursuant to the conversion or exercise of any such holder's Pre-emptive Right, (iii) the shares of Common Stock issued or issuable upon the conversion by any holder of Notes of all or any portion of such holder's Notes, and (iv) any other shares of Common Stock of the Company issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Registrable
      --------  -------
      Shares shall cease to be Registrable Shares upon any sale pursuant to a Registration Statement, Section 4(1) of the Securities Act or Rule 144 under the Securities Act, or any sale in any manner to a person or entity which, by virtue of Section 9 of the Series F Financing Agreement is not entitled to the registration rights provided by Section 8 of the Series F Financing Agreement. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares or certain Registrable Shares, or a certain number of Registrable Shares or certain Registrable Shares, the determination of such percentage or number shall include shares of Common Stock issuable upon conversion of the Preferred Stock.

      8. Except as otherwise expressly set forth herein, all of the terms and conditions of the Purchase Agreement, the Notes, the Warrants and the Security Documents shall remain in full force and effect.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                                           Page 112 of 117 Pages

                    WAIVER, CONSENT AND AMENDMENT AGREEMENT
                             COMPANY SIGNATURE PAGE


      IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Agreement on behalf of the Company as of the date first above written.

                                     ASCENT PEDIATRICS, INC.


                                     By:  /s/ John G. Bernardi
                                        ------------------------------------
                                     Name: John G. Bernardi
                                     Title: Vice President, Finance

                                                          Page 113 of 117 Pages

                    WAIVER, CONSENT AND AMENDMENT AGREEMENT
                            PURCHASER SIGNATURE PAGE

Accepted and agreed as of the
date first written above:


 /s/ Jeffrey F. Lick
----------------------------
Jeffrey F. Lick

                                              Principal amount of Notes
                                              held by Purchaser as of 5/30/97:            $5,714.29
Address:     c/o Triumph Capital
               Group, Inc.
             60 State St., 21st Floor         Shares of Common Stock
             Boston, MA 02109                 issuable upon exercise of
                                              Series A Warrants held by
Telephone:   (617) 557-6000                   Purchaser as of 5/30/97:                       641*
Telecopy:    (617) 557-6020

                                              Aggregate Purchase Price to be paid
                                              by Purchaser at Second Closing:             $14,285.71

                                              Credit for Closing Fee owed to
                                              Purchaser at Second Closing:               ($285.71)

                                              Net Purchase Price to be paid
                                              by Purchaser at Second Closing:             $14,000

Tax ID No.:  ###-##-####                      Principal amount of Notes to
                                              be purchased by Purchaser at
                                              Second Closing:                             $14,285.71
                                              Shares of Common Stock
                                              issuable upon exercise of
                                              Series A Warrants to be issued
                                              to Purchaser at Second Closing:                961*

                                              Shares of Common Stock
                                              issuable upon exercise of
                                              Series B Warrants to be issued
                                              to Purchaser at Second Closing:                623*


                  * After giving effect to 0.85-for-one stock split

                                                          Page 114 of 117 Pages



                     WAIVER, CONSENT AND AMENDMENT AGREEMENT
                            PURCHASER SIGNATURE PAGE

Accepted and agreed as of the
date first written above:


TRIUMPH-CONNECTICUT LIMITED PARTNERSHIP

BY:  TRIUMPH-CONNECTICUT CAPITAL ADVISORS, L.P.,
     its General Partner

By:  /s/ Thomas W. Janes
   ---------------------------
Name:    Thomas W. Janes
Title:   Managing Director                    Principal amount of Notes
                                              held by Purchaser as of 5/30/97:           $1,680,000.00
Address:     c/o Triumph Capital
               Group, Inc.                    Shares of Common Stock
             60 State Street, 21st Floor      issuable upon exercise of
             Boston, MA  02109                Series A Warrants held by
Telephone:   (617) 557-6000                   Purchaser as of 5/30/97:                     188,522*
Telecopy:    (617) 557-6020

                                              Aggregate Purchase Price to be paid
                                              by Purchaser at Second Closing:            $4,200,000.00

                                              Credit for Closing Fee owed to
                                              Purchaser at Second Closing:               ($84,000.00)

                                              Net Purchase Price to be paid
                                              by Purchaser at Second Closing:            $4,116,000.00

Tax ID No.:  04-3183699                       Principal amount of Notes to
                                              be purchased by Purchaser at
                                              Second Closing:                            $4,200,000.00

                                              Shares of Common Stock
                                              issuable upon exercise of
                                              Series A Warrants to be issued
                                              to Purchaser at Second Closing:             282,784*

                                              Shares of Common Stock
                                              issuable upon exercise of
                                              Series B Warrants to be issued
                                              to Purchaser at Second Closing:             183,285*

                  * After giving effect to 0.85-for-one stock split

                                                          Page 115 of 117 Pages

                    WAIVER, CONSENT AND AMENDMENT AGREEMENT
                           PURCHASER SIGNATURE PAGE

Accepted and agreed as of the
date first written above:



   /s/ John D. Howard
-----------------------------------
John D. Howard

       --and--

   /s/ Lauren R. Howard
-----------------------------------
Lauren R. Howard                              Principal amount of Notes
                                              held by Purchaser as of 5/30/97:           $285,714.29

                                              Shares of Common Stock
Address:     80 Irving Place                  issuable upon exercise of
             New York, NY 10003               Series A Warrants held by
Telephone:   (212) 475-4786                   Purchaser as of 5/30/97:                     32,061*
Telecopy:    (212) 358-0970

                                              Aggregate Purchase Price to be paid
                                              by Purchaser at Second Closing:            $714,285.71

John D. Howard's Tax ID No.:                  Credit for Closing Fee owed to
             ###-##-####                      Purchaser at Second Closing:              ($ 14,285.71)

Lauren R. Howard's Tax ID No.:                Net Purchase Price to be paid
             ###-##-####                      by Purchaser at Second Closing:            $700,000.00

                                              Principal amount of Notes to
                                              be purchased by Purchaser at
                                              Second Closing:                            $714,285.71

                                              Shares of Common Stock
                                              issuable upon exercise of
                                              Series A Warrants to be issued
                                              to Purchaser at Second Closing:              48,092*

                                              Shares of Common Stock
                                              issuable upon exercise of
                                              Series B Warrants to be issued
                                              to Purchaser at Second Closing:              31,171*

                  * After giving effect to 0.85-for-one stock split

                                                          Page 116 of 117 Pages

                     WAIVER, CONSENT AND AMENDMENT AGREEMENT
                            PURCHASER SIGNATURE PAGE

Accepted and agreed as of the
date first written above:

Frederick S. Moseley IV and E. Mark
Noonan, as Trustees of the Triumph Capital
Group, Inc. 401(k) Plan and Trust for the account of Thomas W. Janes


By: /s/ Frederick S. Moseley
   -----------------------------------
    Frederick S. Moseley IV, as Trustee

By: /s/ E. Mark Noonan
   -----------------------------------
     E. Mark Noonan, as Trustee               Principal amount of Notes
                                              held by Purchaser as of 5/30/97:            $21,428.57

Address:     c/o Triumph Capital
               Group, Inc.                    Shares of Common Stock
             60 State Street, 21st Floor      issuable upon exercise of
             Boston, MA  02109                Series A Warrants held by
Telephone:   (617) 557-6000                   Purchaser as of 5/30/97:                      2,404*
Telecopy:    (617) 557-6020

                                              Aggregate Purchase Price to be paid
                                              by Purchaser at Second Closing:             $53,571.43

                                              Credit for Closing Fee owed to
                                              Purchaser at Second Closing:               ($1,071.43)

                                              Net Purchase Price to be paid
                                              by Purchaser at Second Closing:             $52,500.00

                                              Principal amount of Notes to
                                              be purchased by Purchaser at
                                              Second Closing:                             $53,571.43

                                              Shares of Common Stock
                                              issuable upon exercise of
                                              Series A Warrants to be issued
                                              to Purchaser at Second Closing:               3,606*

                                              Shares of Common Stock
                                              issuable upon exercise of
                                              Series B Warrants to be issued
                                              to Purchaser at Second Closing:               2,337*

                  * After giving effect to 0.85-for-one stock split

                                                          Page 117 of 117 Pages

                     WAIVER, CONSENT AND AMENDMENT AGREEMENT
                            PURCHASER SIGNATURE PAGE

Accepted and agreed as of the
date first written above:



 /s/ Duane E. Thurman
-----------------------------------
Duane E. Thurman

                                              Principal amount of Notes
                                              held by Purchaser as of 5/30/97:              $7,142.85


Address:     705 Newtown Road                 Shares of Common Stock
             Berwyn, PA 19312-2020            issuable upon exercise of
                                              Series A Warrants held by
Telephone:   (610) 293-1265                   Purchaser as of 5/30/97:                          801*
Telecopy:    (610) 902-0577

                                              Aggregate Purchase Price to be paid
                                              by Purchaser at Second Closing:               $17,857.15

                                              Credit for Closing Fee owed to
                                              Purchaser at Second Closing:                 ($   357.15)

                                              Net Purchase Price to be paid
                                              by Purchaser at Second Closing:               $17,500.00

Tax ID No.   ###-##-####                      Principal amount of Notes to
                                              be purchased by Purchaser at
                                              Second Closing:                               $17,857.15

                                              Shares of Common Stock
                                              issuable upon exercise of
                                              Series A Warrants to be issued
                                              to Purchaser at Second Closing:                   1,201*

                                              Shares of Common Stock
                                              issuable upon exercise of
                                              Series B Warrants to be issued
                                              to Purchaser at Second Closing:                     779*

                * After giving effect to 0.85-for-one stock split